Exhibit No. 23(a)


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-79065, 333-81573 33-50543, 33-50617, 33-50715, 333-02571, 333-02575,
333-14209, 333-30263, 333-40679 and 333-59327 of Duke Energy Corporation on Form
S-3 and Registration Statement Nos. 333-29563, 333-29585, 333-29587, 333-34655,
333-12093, 333-50317 and 333-59279 of Duke Energy Corporation on Form S-8 of our report dated February 11, 2000, appearing in this Form 8-K of Duke Energy Corporation.

Deloitte & Touche LLP
Charlotte, North Carolina
March 3, 2000